                                                                     EXHIBIT 11
                        AMERICAN DENTAL PARTNERS, INC.

        COMPUTATION OF BASIC AND DILUTED EARNINGS (LOSS) PER SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  YEAR ENDED DECEMBER 31,
                                              ----------------------------------
                                                         PRO              PRO
                                                        FORMA            FORMA
                                                          AS               AS
                                              ACTUAL   ADJUSTED ACTUAL  ADJUSTED
                                               1996      1996    1997     1997
                                              -------  -------- ------  --------
BASIC EARNINGS (LOSS) PER SHARE
Net earnings (loss).........................  $(2,443)  $  848  $1,223   $1,951
Less: Dividends on Series A Convertible
 Preferred Stock............................     (109)     --     (632)     --
  Dividends on Series B Redeemable Preferred
   Stock....................................      (96)     --     (560)     --
                                              -------   ------  ------   ------
Net earnings (loss) available to common
 stockholders...............................  $(2,648)  $  848  $   31   $1,951
                                              =======   ======  ======   ======
Weighted average common shares outstanding..      768    2,415   2,273    2,429
Add: Assumed conversion of Series A
   Convertible Preferred Stock(1)...........      --     2,400     --     2,400
Add: Shares issued in connection with
 initial public offering(2).................      --     1,704     --     1,704
                                              -------   ------  ------   ------
Weighted average common shares as adjusted..      768    6,519   2,273    6,533
                                              =======   ======  ======   ======
Net earnings (loss) per share...............  $ (3.45)  $ 0.13  $ 0.01   $ 0.30
                                              =======   ======  ======   ======
DILUTED EARNINGS (LOSS) PER SHARE
Net earnings (loss).........................  $(2,443)  $  848  $1,223   $1,951
Less: Dividends on Series A Convertible
 Preferred Stock............................     (109)     --     (632)     --
  Dividends on Series B Redeemable Preferred
   Stock....................................      (96)     --     (560)     --
                                              -------   ------  ------   ------
Net earnings (loss) available to common
 stockholders...............................  $(2,648)  $  848  $   31   $1,951
                                              =======   ======  ======   ======
Weighted average common shares outstanding..      768    2,415   2,273    2,429
Add: Dilutive effect of options.............      --        68     187      187
Add: Assumed conversion of Series A
   Convertible Preferred Stock(1)...........      --     2,400     --     2,400
Add: Shares issued in connection with
 initial public offering(2).................      --     1,704     --     1,704
                                              -------   ------  ------   ------
Weighted average common shares as adjusted..      768    6,587   2,460    6,720
                                              =======   ======  ======   ======
Net earnings (loss) per share...............  $ (3.45)  $ 0.13  $ 0.01   $ 0.29
                                              =======   ======  ======   ======

--------

(1) In connection with the initial public offering, Series A Convertible Preferred shares will automatically convert to common stock on a one for one basis.

(2) In connection with the initial public offering, gives effect to the issuance of common shares which would have been necessary to pay $16,700,000 of revolving credit facility indebtedness, redeem $7,656,000 of Series B Redeemable Preferred Stock and pay $1,000,000 of estimated offering costs.